EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         I consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and to the incorporation by reference therein of our report dated January 5, 2003, with respect to the consolidated financial statements of Telecom Communications, Inc. included in its Annul Report on Form 10-KSB for the year ended September 31, 2002, filed with the Securities and Exchange Commission.



                                                     ROBERT G. ERCEK,
                                             Certified Public Accountant



Lancaster, California
June 5, 2003